EXHIBIT 5
SCHIFF HARDIN & WAITE
A Partnership Including Professional Corporations
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7200 Sears Tower, Chicago, Illinois  60606-6473
Telephone (312) 876-1000   Facsimile (312) 258-5600




W. Brinkley Dickerson, Jr.
(312) 258-5633

                                             February 12, 1997


Delphi Information Systems, Inc.
3501 Algonquin Road, Suite 500
Rolling Meadows, Illinois 60008

Ladies and Gentlemen:

          We have acted as special counsel to Delphi Information Systems, Inc., a Delaware Corporation (the "Company"), in connection with the registration on Form S-3 under the Securities Act of 1933, as amended (the "Act"), of 28,321,060 shares of the Company's Common Stock, par value $.10 par share (the "Shares"), to be resold by the Selling Stockholders. We have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion, and based thereon, we are of the opinion that the Shares have been duly authorized and are either validly issued, fully paid and nonassessable or, in the case of Shares issued upon exercise of warrants, will be validly issued, fully paid and nonassessable when issued in accordance with their terms.

          We hereby consent to the filing of this opinion as Exhibit 5 to Registration Statement No. 333-12781 on Form S-3 filed by the
Company with the Securities and Exchange Commission under the Act.

                                        SCHIFF HARDIN & WAITE



                                  By   /s/ W. Brinkley Dickerson, Jr.
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                                       W. Brinkley Dickerson, Jr.